Harborview Master Fund LP

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this "Agreement"), is made and entered into as of May 2, 2008, by and between Solomon Technologies, Inc., a Delaware corporation (the "Company") and Harborview Master Fund L.P. (the "Holder"). Capitalized terms not defined in this Agreement have the same meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007, as amended on August 24, 2007 (the "Purchase Agreement"), under which the Company issued to the Holder its Variable Rate Self-Liquidating Senior Secured Convertible Debentures (the "Debentures"), and Common Stock Purchase Warrants to purchase shares of Common Stock of the Company ("Holder's Warrants"); and

NOW THEREFORE, in consideration of the terms contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Holder's Covenant Regarding Exercise of Warrant. The Holder hereby irrevocably covenants and agrees that it will execute and deliver to the Company promptly a Notice of Exercise with respect to Holder's Warrants upon receipt from the Company of a notice which provides, in substance and in relevant part, that the exercise price of the Holder's Warrants is reduced to $.001 from $.35 per share of Common Stock, that the exercise of the Warrants will be on a cashless basis, that each share received upon exercise of the Warrant will be free trading and unrestricted, that the inducement shares to be issued on a one for one basis issued in connection with the Notice of Exercise will be restricted under Rule 144 and that all, and not less than all, of Holder's Warrants must be exercised.

Section 2. Delivery of Shares. Payment for, and delivery of, the shares upon exercise of the Holder's Warrants will be as provided in the Notice of Exercise.

Section 3. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

SOLOMON TECHNOLOGIES, INC.

By: ______________________
Name: Gary M. Laskowski
Title: Chairman of the Board

HOLDERS

HARBORVIEW MASTER FUND L.P.

Signature of Authorized Signatory of Holder: ______________________

Name of Authorized Signatory: Navigator Management Ltd

Title of Authorized Signatory: Authorized Signatory